Exhibit 99.1

Penumbra, Inc. Announces $200 Million Share Repurchase Authorization
To Include $100 Million Accelerated Share Repurchase

ALAMEDA, Calif., Aug. 13, 2024 /PRNewswire/ – Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today announced that its Board of Directors approved on August 5, 2024 a share repurchase authorization in the amount of up to $200 million, allowing Penumbra to repurchase its common stock from time to time at such prices as it deems appropriate through open market purchases, block transactions, privately negotiated transactions, including accelerated share repurchase transactions, or otherwise. The repurchase authorization expires on July 31, 2025.

Under this authorization, Penumbra entered into an accelerated share repurchase agreement (“ASR”) with JPMorgan Chase Bank, National Association (the “Dealer”) on August 12, 2024 to repurchase $100 million of Penumbra’s common stock.

Under the ASR, Penumbra will make an initial payment of $100 million to the Dealer and will receive an initial delivery of approximately 474,000 shares of Penumbra’s common stock on August 13, 2024. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of Penumbra’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to the terms of the ASR. The final settlement of the ASR is expected to be completed in the third quarter of 2024. Penumbra is funding the share repurchase under the ASR with cash on hand.

Cautionary Statement Concerning Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions. These statements are neither promises nor guarantees but involve a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Forward-looking statements in this communication include, but are not limited to, statements about Penumbra’s share repurchase program, the transactions under the ASR, and the expected completion date of the ASR. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate Penumbra’s current customer base, expand Penumbra’s user base and increase the frequency of use of Penumbra’s products by its customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of Penumbra’s inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain its culture as Penumbra grows; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments Penumbra may make; and other factors and other risks, including those that Penumbra has described in its filings with the Securities and Exchange Commission, including but not limited to its Annual Reports on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. There may be additional risks of which Penumbra is not presently aware or that it currently believe are immaterial which could have an adverse impact on its business. Any forward-looking statements are based on Penumbra’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Penumbra makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change. Penumbra undertakes no obligation to update the information contained in this press release except as required by law.

About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn and X.

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com

Source: Penumbra, Inc.